UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc. BELVIQ is a trademark of our wholly owned subsidiary, Arena Pharmaceuticals GmbH, and is registered in the United States.

Item 7.01 Regulation FD Disclosure.

On February 3, 2014 (Japan Standard Time), Eisai Co., Ltd., or Eisai, held a conference call to report its third quarter financial results for its fiscal year ending March 31, 2014. Eisai’s subsidiary, Eisai Inc., markets and distributes BELVIQ® (lorcaserin HCl) in the United States under a marketing and supply agreement with our subsidiary, Arena Pharmaceuticals GmbH. In connection with the call, Eisai reported that Eisai’s net sales of BELVIQ in the United States were approximately $17 million from June 2013, when BELVIQ first became available in the United States, to December 31, 2013.

We plan to report our financial results as part of our upcoming fourth quarter and full year 2013 financial results announcement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Executive Vice President, General Counsel and Secretary